Exhibit 99.4

The following communication was first posted on December 14, 2015.

Connect Article

We Made a Deal

Newell Rubbermaid and Jarden Corporation announce plans to become Newell Brands

Global Communications

Today marks an important moment for Newell Rubbermaid as we announced this morning our agreement to combine with Jarden Corporation, a leading global consumer products company with over 120 brands, most notably Yankee Candle®, Rawlings®, Crock-Pot®, FoodSaver®, Mr. Coffee®, Oster®, Sunbeam®, Coleman®, First Alert®, Jostens®, Nuk®, Oster®, and many others. The potential of this combination is exciting for many reasons – it positions us for long-term industry leadership and enables us to accelerate the ideas and execution of our Growth Game Plan as we seek to become a larger, faster growing, more global and more profitable company.

Our executive leadership team, led by our President and CEO, Michael Polk, has been clear about our aspiration to become one of the world’s preeminent consumer goods companies. Our agreement to combine with Jarden Corporation is another step toward realizing this ambition. Our new combined company, which will be called Newell Brands, will create a $16 billion branded consumer goods powerhouse. Through the combination, we will create a new level of potential for our brands and our people.

We have been bold and strategic about plans to acquire leading brands and obtain greater market share in the future. Just two months ago, we welcomed Elmer’s Products, Inc. and the iconic Elmer’s®, Krazy Glue®, and X-Acto® brands to our portfolio. We look forward to welcoming the Jarden team to our company in Q2 2016.

“The combination of these two great companies creates a $16 billion powerhouse in the branded goods landscape with incredible potential to grow and create value,” said Polk in a news release out this morning. He went on to add that, “the scale of our combined businesses in key categories, channels and geographies creates a much broader canvas on which to leverage our advantaged set of brand development and commercial capabilities for accelerated growth and margin expansion.”

With this latest deal, our sights continue to be set on growth and expansion. As The Newell Way states, “we are here to make Newell a leader in our industry,” and we are well on our way.

Leading our path forward will be our current CEO, Michael Polk, who will become CEO of Newell Brands. Martin E. Franklin, Executive Chairman and Founder of Jarden, and Jarden co-founder Ian Ashken, will transition to new roles on Newell Brands’ Board of Directors.

Mark Tarchetti, Chief Development Officer of Newell Rubbermaid, will work to integrate the two companies as the President of Newell Brands upon the closing of the transaction.

As President, Tarchetti will leverage the synergy of both companies in delivery, portfolio strategy and long-term business development plans such as accelerated market deployment of the brands at home and internationally. He will also be responsible for the creation of a number of enterprise-wide capabilities, including Design, Innovation, Insights, eCommerce, and Direct-to-Consumer commerce.

“I am thrilled to have the opportunity to be part of the Newell Brands journey,” said Tarchetti. “Our Growth Game Plan has always been about unlocking our full potential and this transformative combination is a giant step forward on delivering on those ambitions. Having spent a lot of time in recent weeks looking at all the opportunities we can imagine with the Jarden business, I am proud we got this deal over the line and can’t wait to get started on the opportunity. Two of the highest-performing companies in our industry coming together can create transformative new value creation.”

Bill Burke, currently Chief Operating Officer of Newell Rubbermaid, has agreed to lead the Jarden business upon the closing of the transaction working closely with the existing Jarden team to develop and deliver the business plans while working with Tarchetti to ensure the seamless transition of Jarden into Newell Brands.

“I’ve been looking for the next big opportunity, and as it turns out, I didn’t need to look far,” was Burke’s comment. “Leading the Jarden side of Newell Brands with over 120 brands, more than 35,000 employees, and revenue spanning to more than 125 countries, was an attractive opportunity for me, and I look forward to continuing to lead as we start this next chapter.”

Our CEO is also pleased with these appointments, expressing “given the magnitude of the transition ahead, I’m delighted that Bill and Mark will continue their partnership,” said Polk.

As previously announced, Joe Arcuri will assume the role of Chief Commercial Officer of Newell Rubbermaid and Richard Davies will become Chief Development Officer of Newell Rubbermaid, both effective January 1, 2016. These leaders will ensure the development and full delivery of the existing Newell Rubbermaid business plan.

While we’ve made some decisions about the leadership, it is still early in the coming together of these two companies. The deal isn’t expected to close until Q2 2016. So for the time being, it’s business as usual.

Share your excitement about this latest acquisition in the comment box below.

Caution Concerning Forward Looking Statements

Statements that are not historical in nature constitute forward-looking statements. These forward-looking statements relate to information or assumptions about the timing of completion of the proposed combination, the expected benefits of the proposed combination, management’s plans, projections and objectives for future operations, scale and performance, integration plans and expected synergies therefrom, and anticipated future financial and operating performance results, including operating margin or gross margin capital and other expenditures, cash flow, dividends, restructuring and other project costs, costs and cost savings, and debt ratings. These statements are accompanied by words such as “anticipate,” “expect,” “project,” “will,” “believe,” “estimate” and similar expressions. Such expectations are based upon certain preliminary information, internal estimates, and management assumptions, expectations, and plans, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from those expressed or implied in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the risk that the necessary shareholder approvals may not be obtained; the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; the risk that the proposed combination will not be consummated in a timely manner; risks that any of the closing conditions to the proposed combination may not be satisfied or may not be satisfied in a timely manner; risks related to disruption of management time from ongoing business operations due to the proposed combination; the risk that we are unable to retain our investment grade rating; failure to realize the benefits expected from the proposed combination; failure to promptly and effectively integrate the combination; and the effect of the announcement of the proposed combination on the ability of Newell Rubbermaid to retain customers and retain and hire key personnel, maintain relationships with suppliers, on its operating results and businesses generally and those factors listed in Newell Rubbermaid’s most recently filed Quarterly Report on Form 10-Q and exhibit 99.1 thereto, in each case, filed with the Securities and Exchange Commission (“SEC”). Changes in such assumptions or factors could produce significantly different results. The information contained in this communication is as of the date indicated. Newell Rubbermaid does not assume any obligation to update any forward-looking statements contained in this communication as a result of new information or future events or developments.

Additional Information and Where to Find It

In connection with the proposed combination, Newell Rubbermaid and Jarden will file a registration statement on Form S-4 that will include the Joint Proxy Statement of Newell Rubbermaid and Jarden that also constitutes a prospectus of Newell Rubbermaid. Newell Rubbermaid and Jarden plan to mail to their respective shareholders the Joint Proxy Statement/Prospectus in connection with the combination. WE URGE INVESTORS AND SHAREHOLDERS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NEWELL RUBBERMAID, JARDEN, AND THE PROPOSED COMBINATION. Investors and shareholders will be able to obtain copies of the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Newell Rubbermaid and Jarden free of charge at the SEC’s website, www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Newell Rubbermaid by accessing Newell Rubbermaid’s website at www.newellrubbermaid.com by clicking on the “Investor Relations” link and then clicking on the “SEC Filings” link or by contacting Newell Rubbermaid Investor Relations at investor.relations@newellrubbermaid.com or by calling 1-800-424-1941, and will be able to obtain free copies of the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Jarden by accessing Jarden’s website at www.Jarden.com by clicking on the “For Investors” link and then clicking on the “SEC Filings” link or by contacting Jarden Investor Relations at

rwilson@jarden.com or by calling 203-845-5300. Shareholders may also read and copy any reports, statements and other information filed by Newell Rubbermaid or Jarden with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

Newell Rubbermaid, Jarden and certain of their respective directors, executive officers and other persons may be considered participants in the solicitation of proxies from the respective shareholders of Newell Rubbermaid and Jarden in respect of the proposed combination contemplated by the Joint Proxy Statement/Prospectus. Information regarding Newell Rubbermaid’s directors and executive officers is available in Newell Rubbermaid’s Form 10-K filed with the SEC on March 2, 2015, its proxy statement filed with the SEC on April 1, 2015 in connection with its 2015 annual meeting of stockholders and its Forms 8-K filed with the SEC on February 12, 2015, May 19, 2015, October 9, 2015 and November 16, 2015. Information regarding Jarden’s directors and executive officers is available in Jarden’s Form 10-K filed with the SEC on March 2, 2015, its proxy statement filed with the SEC on April 20, 2015 in connection with its 2015 annual meeting of stockholders and its Forms 8-K filed with the SEC on January 5, 2015 and June 9, 2015. Other information regarding persons who may be considered participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy Statement/Prospectus and other relevant materials to be filed with the SEC when they become available.

Non-Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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